Exhibit 10.5

commercial lease agreement

FOR GOOD AND VALUABLE CONSIDERATION, the parties to this Lease agree as follows:

Article One
DEFINED TERMS

As used in this Commercial Lease Agreement (this “Lease”), the terms set forth in this Article One have the following meanings:

1.01	Effective Date: The last date beneath the signatures of Landlord, Tenant, and Guarantor on this Lease.

1.02	Landlord:	AMERICAN SCIENCE AND TECHNOLOGY CORPORATION

	Address:	1367 W. Chicago Avenue
Chicago, Illinois 60642
Attn: Ali Manesh, President
E-mail: am@asmnt.com

1.03	Tenant:	MERIDIAN INNOVATIONS, LLC
	Address:	One Glenlake Parkway, NE
Suite 900
Atlanta, Georgia 30328
Attn: Jeffrey S. Cosman, Manager
E-mail: jsc@jscosinc.com

Additional Address for Tenant Notices:

Richard J. Dreger, Attorney at Law, P.C.
11660 Alpharetta Highway, Suite 730
Roswell, Georgia 30076
Attn: Richard J. Dreger, Esq.
Email: rick@rdregerlaw.com

1.04	Parent and Guarantor:	Meridian Waste Solutions, Inc.
	Address:	One Glenlake Parkway, NE
Suite 900
Atlanta, Georgia 30328
Attn: Jeffrey S. Cosman, Chief Executive Officer
E-mail: jsc@jscosinc.com

1.05	Premises:

Street address: 6445 Packer Drive, Wausau, Wisconsin 54401.

Legal description: The legal description of the Premises is as described on Exhibit A attached hereto and made a part hereof for all purposes, and all improvements located thereon and all equipment (the “Equipment) and fixtures (the “Fixtures”) located therein as of the Effective Date, including, without limitation all equipment and fixtures set forth on Exhibit A attached hereto.

1.06       Term: An initial term beginning upon January 1, 2018 (the “Commencement Date”) and continuing through, and including, December 31, 2019, unless terminated earlier pursuant to the provisions of this Lease Agreement.

1.07       Rent: The Rent shall be paid in the form of monthly installments paid in advance of the amounts and form specified below:

A.       On the Commencement Date, Tenant shall pay to Landlord the sum of Three Hundred Thousand and no/100ths Dollars ($300,000.00) and Parent shall issue 300,000 shares (the “Shares”) of Parent’s restricted voting common stock, par value $0.025 per share (the “First Year Rent Amount”). Commencing on the first anniversary of the Commencement Date and continuing on the first day of each succeeding month until the end Term, Tenant shall pay to Landlord the sum of Seventy Five Thousand and no/100ths Dollars ($75,000.00) per month (the “Second Year Monthly Rent Amount”). Notwithstanding anything to the contrary contained herein, Landlord shall not be entitled to sell more than Fifty Thousand (50,000) of the Shares during any calendar month of the Term.

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1.08       Rent Commencement Date: Subject to the provisions of this paragraph, the Rent Commencement Date of this Lease shall be the Commencement Date.

1.09       Lease Year: Each year of the Term commencing (i) with respect to the first Lease Year, on the Commencement Date and ending at the expiration of the last day of the 12th full calendar month thereafter, and (ii) with respect to subsequent Lease Years, on the first day immediately following the end of the first Lease Year, and each subsequent annual anniversary thereof, and ending at the expiration of the last day of the 12th full calendar month thereafter.

1.10       Permitted Use: Manufacturing facility and related businesses.

1.11 Broker(s):	Tenant’s Broker: None

Landlord’s Broker: None

1.12        Securities Act: the Securities Act of 1933, as amended.

1.13       Additional Obligated Party: Ali Manesh

1.14       Guarantor of Tenant: Meridian Waste Solutions, Inc.

ARTICLE Two
LEASE AND TERM

2.01       Lease of Premises for Term. Landlord leases to Tenant and Tenant leases from Landlord for the Term, the Premises, per 1.05 those items set forth on Exhibited A attached hereto and made a part hereof. After the Effective Date, Tenant shall, at Tenant’s sole cost and expense, apply for all necessary certificates, licenses, permits, authorizations, consents and approvals necessary for Tenant to obtain a Certificate of Occupancy to legally occupy the Premises for the Permitted Use. Notwithstanding anything contained within this Lease to the contrary, if by the Commencement Date Tenant is unable to obtain (a) all of the necessary certificates, licenses, permits, authorizations, consents and approvals, or (b) tenant is unable to obtain a Certificate of Occupancy which permits Tenant to occupy and use the Premises for the Permitted Use, or (c) if the Termination provisions of Section 13.01 apply, then Tenant may elect to immediately terminate this Lease upon written notice to Landlord.  Landlord and Tenant acknowledge and agree that if Tenant timely terminates this Lease in accordance with this Section 2.01, and the parties will have no further rights or obligations hereunder. Notwithstanding anything to the contrary contained herein, the term Equipment shall include any replacement of any existing Equipment provided by or on behalf of Landlord, any additions to the Equipment which cannot be removed without damaging the Equipment or any modifications to the Equipment.

2.02       Holding Over. Upon the expiration of the Term or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to the terms hereof, Tenant, at Tenant’s sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant’s improvements were made with Landlord’s consent without the condition that such improvements be removed upon surrender), reasonable use and ordinary wear and tear thereof and repairs which are Landlord’s obligations under this Lease excepted, and also excepting loss by fire and other insured casualty and loss or damage caused by the negligent act or willful misconduct of Landlord, and Tenant shall remove all of Tenant’s property and turn over all keys for the Premises to Landlord. Should Tenant continue to hold the Premises after the expiration of the Term or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent in cash equal to one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of such expiration or earlier termination (including the payment of taxes and maintenance of insurance) subject to any right to extend the term of this Lease. Tenant shall also be liable to Landlord for all actual damages (which shall not include any consequential damages) which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 2.02 shall survive the expiration of the Term or earlier termination of this Lease.

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ARTICLE Three
RENT

3.01       Rent shall be paid in accordance with the terms and provisions of this Lease without notice, demand, offset or deduction to Landlord’s address or to such other address within the continental United States of America as directed by Landlord. All past due installments of Rent shall bear interest at rate of 10% per annum from the due date until paid.

3.02       Landlord, Tenant and Parent agree and acknowledge that the Shares may not be sold or transferred unless  (i) the Shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) the Purchaser or its transfer agent shall have been furnished with an opinion of  counsel selected by Holder, and Tenant agrees to pay all reasonable attorneys’ fees and expenses related thereto (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions), to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Sellers who agree to sell or otherwise transfer the shares only in accordance with this Section 3.03.  Until such time as the shares of class A common stock of Parent underlying the Purchase Price Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for any of the Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

ARTICLE Four

TAXES

4.01        Payment by Tenant. Landlord shall provide Tenant with a copy of the personal and real property ad valorem tax statement received by Landlord for the Premises and any personal property or fixtures located at the Premises promptly upon receipt of same. If penalties or late charges are incurred on account of Landlord’s failure to provide Tenant a copy of the ad valorem tax statement Landlord shall be responsible for the cost of any penalties or late charges. Subject to the foregoing, Tenant shall pay before they become delinquent the real estate taxes on the Premises during the Term. Tenant shall furnish to Landlord official receipts of the appropriate taxing authority or other evidence, satisfactory to Landlord, reflecting payment thereof. Any tax payment by Tenant relating to partial calendar years of the Term shall be prorated accordingly and Tenant shall only be obligated to pay such prorated amount for such partial calendar years of the Term. In the event Tenant shall fail to pay such taxes prior to their due date, Landlord may, in its sole discretion, and in addition to and not to the exclusion of any other remedies available to it, pay such taxes and any interest and penalties arising thereon, whereupon Tenant shall immediately reimburse Landlord such amounts together with interest thereon at the rate of 18% per annum.

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4.02       Tenant’s Right to Contest Taxes. Tenant may, at its sole cost and expense, in its own name and/or in the name of the Landlord, dispute and contest any “taxes” by appropriate proceedings diligently conducted in good faith, provided 110% of the disputed tax amount are escrowed in full with an agent acceptable to Landlord to be applied to the payment of said taxes and any related charges if Tenant’s contest is unsuccessful. Tenant further agrees to pay to Landlord upon demand all court costs, interest, penalties and other liabilities, including reasonable attorneys’ fees relating to such proceedings. Landlord shall, at Tenant’s expense, cooperate and provide assistance to Tenant in its efforts to dispute or contest any taxes.

article five
INSURANCE AND INDEMNITY

5.01       Property Insurance. During the Term, Tenant shall, at Tenant’s expense, maintain policies of insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering the Premises and all improvements and alterations in the Premises and all fixtures, equipment, and personal items located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof and to include loss rent coverage. Such policy will be written in the names of Tenant, Landlord, and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. Tenant shall provide Landlord with a copy of the insurance premium invoice from the insurer, proof of payment thereof and a copy of the insurance policy. The policy must contain a provision that prohibits cancellation or modification of the policy except upon 30 days’ prior written notice to Landlord and the insurers certificated of the same shall be provided to Landlord.

5.02        Liability Insurance. During the Term, Tenant shall maintain general comprehensive public liability insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual, indemnity and liability coverage to cover Tenant’s indemnities set forth herein), such insurance to insure both Tenant and, as additional named insureds, Landlord and its subsidiaries, directors, agents and employees and the property manager, and to afford protection to the limit of not less than $1,000,000.00 for each occurrence and $2,000,000.00 combined single limit, on an occurrence basis, in respect to injury or death to any number of persons and broad form property damage arising out of any one occurrence, operations hazard, owner’s protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant’s indemnities set forth herein, with a deductible reasonably acceptable to Landlord. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also maintain a $5,000,000 commercial general liability umbrella, such insurance to insure both Tenant and, as additional named insureds, Landlord and its subsidiaries, directors, agents and employees and the property manager. The policies must contain a provision that prohibits cancellation or modification of the policy except upon 30 days’ prior written notice to Landlord. Tenant shall deliver a copy of the policy and Certificate (and each renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Term.

5.03       Workers Compensation Insurance. Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the State of Wisconsin.

5.04       Employers Liability Insurance. Employer’s liability insurance in an amount not less than $1,000,000.00.

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5.05       Builder’s Risk Insurance. Tenant will carry and maintain Builder’s Risk insurance on an “All Risk” basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work performed by Tenant incorporated in the Premises and all materials and equipment in or about the Premises.

5.06       Other Insurance. Any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may reasonably require from time to time in form or in amount.

5.07       General Insurance Requirements. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord, Landlord’s lender or property manager or be canceled or amended with respect to Landlord, Landlord’s lender or property manager without the insurance company giving Landlord, Landlord’s lender and property manager at least thirty (30) days prior written notice of such lapse, cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord. In the event it is the norm for other landlords of other similarly situated retail buildings of comparable age, quality and size in the greater Wausau metropolitan area to customarily require their tenants or occupants to obtain insurance having coverage limits in excess of those described herein or to carry insurance policies in addition to those described herein for similarly situated retail operations, Tenant shall, upon written notice from Landlord, increase the coverage limits to an amount equal to such limits, and obtain and maintain such additional insurance policies, as may be described in Landlord's notice. Tenant shall deliver to Landlord duly executed originals of the certificates of such insurance evidencing in-force coverage on or before the Commencement Date. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms. If Tenant fails to maintain any policy in accordance with this Article, Landlord may, in its sole discretion, and in addition to and not to the exclusion of any other remedies available to it, purchase a policy acceptable to it, whereupon Tenant shall immediately reimburse Landlord any premiums paid for such policy along with interest thereon at the rate of ten percent (10%) per annum as additional Rent.

5.08        Indemnity. Landlord shall not be liable to Tenant or to Tenant’s employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Premises or any adjacent area owned by Landlord during the term of this lease other than that caused by the misconduct of Landlord or Landlord’s employees or agents. Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the misconduct of Landlord, or Landlord’s employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.09       Hazardous Activities. Tenant shall not conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises, and Tenant shall comply with all customary requirements and regulations of Landlord’s casualty and liability insurer. If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or emission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to the act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered additional Rent payable with the next monthly installment of Rent due under this Lease.

5.10       Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, each party to this Lease waives any and every claim that arises or may arise in its favor against the other party during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (that has issued an insurance policy to such party) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

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article six
USE OF PREMISES

6.01       Permitted Use. The Premises shall be used only for the Permitted Use, and for no other purposes whatsoever. Tenant shall be responsible for determining whether such use is lawful and shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant’s employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Premises, it being agreed that the normal noise and odor associated with the Permitted Use shall not be considered offensive.

6.02            Compliance with Laws. Tenant shall, at Tenant's sole expense: (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, the Americans with Disabilities Act and any similar law enacted by the state in which the Premises is located and the making of any alterations to the Premises required thereby; (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance caused by the activities of Tenant or which imposes upon Landlord or Tenant any duty or obligation arising from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant it’s officers, directors, employees agents invitees, other related parties or (c) comply with the provisions of any covenants, conditions or restrictions applicable to the Premises; and (d) indemnify and hold Landlord harmless from any loss, cost or claim or expenses which Landlord incurs or suffers directly as a result of Tenant's failure to comply with its obligations under clauses (a), (b), or (c), above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any covenant, condition or restriction, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. Any improvements made hereunder shall be made in accordance with Article 6.02 of this Lease.

6.03       Signs. If allowed under applicable law, Tenant is entitled to erect signs on and about the Premises advertising Tenant’s business and is entitled to place the same (other than billboards), upon the Premises or on the Premises, including on the exterior of the building or other improvements on the Premises. Any signs installed by Tenant must conform with applicable laws and deed restrictions on the Premises and shall not, in Landlord’s reasonable opinion, be offensive. For purposes of this subparagraph, the parties agree that Tenant’s name, Parent’s name, the name of any subsidiary of Parent or the name “Attis”. or any variations of the foregoing, or any use of the words “bio-refinery” or “lignin”, or any variations thereof, are not offensive. Tenant must remove all signs, at the expiration or termination of this Lease and must repair any damage and close any holes caused by the removal.

6.04       Utility Services. Tenant shall pay the cost of all utility services for the Premises, including but not limited to initial connection charges, all deposits, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Premises directly to the utility provider before such charges become delinquent. Additionally, Tenant shall replace all electric lights, lamps and tubes located on the Premises. In the event Tenant shall fail to timely pay such utilities, Landlord shall have the right, but not the obligation, to pay same, whereupon, Tenant shall reimburse Landlord for such payment as additional Rent.

6.05            Landlord’s Access. Landlord and Landlord’s Agents shall have the right to enter the Premises during normal business hours and upon reasonable prior notice (or, in the event of an emergency or at any time that an event of default on the part of Tenant is outstanding, at any hour and without notice) for any reasonable purpose, including, without limitation, the following purposes: (a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last six (6) months of the Term; (b) to inspect the Premises; (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease; (d) to make repairs required of Landlord under the terms of this Lease; (e) to erect and maintain signs on or about the Premises advertising the Premises for sale; (f) to repair and service utility lines or other components of the Premises; or (g) during the last six (6) months of the Term to erect and maintain signs on or about the Premises advertising the Premises for lease. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Section 6.05 other than for Landlord’s gross negligence or willful misconduct and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

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6.06       Possession. If Tenant pays the Rent, properly maintains the Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Term, subject to the provisions of this Lease.

ARTICLE Seven
PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01       Maintenance and Repair. Except as otherwise provided in this Lease, Landlord will be under no obligation to perform any repair, maintenance or management service in the Premises. Tenant shall be fully responsible, at Tenant’s expense, for all repair, maintenance and management services other than for any latent defects in the Premises and those that are expressly assumed by Landlord.

A.       Landlord’s Obligations.

(1)       Subject to the express provisions of this paragraph, Landlord shall be responsible for all underground utilities including, without limitation, storm drainage lines, water lines and electrical lines, up to the point where such utilities and lines enter the Premises. Notwithstanding the foregoing, Landlord shall not be required to repair or maintain any sewer or septic lines, it being expressly agreed upon by the parties that all repair and maintenance obligations for such lines shall lie solely with Tenant. Landlord will not be obligated to maintain or repair windows, doors, overhead doors, door openers, loading docks, plate glass or the surfaces of walls. In addition, Landlord will not be obligated to make any repairs under this Section until ten (10) days after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s furnishings, fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make repairs.

(2)       Landlord represents and warrants that the Equipment, Fixtures and HVAC system are in good working order, condition and repair on the Commencement Date, subject to normal wear and tear. Landlord represents and warrants that the Premises is zoned properly for the Permitted Use.

(3)        Landlord represents and warrants that the roof of the Premises is in good condition and repair on the Commencement Date, subject to normal wear and tear.

B.       Tenant’s Obligations.

(1)       Subject to the provisions of Section 7.01A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, door openers, crane systems, heating system, ventilating equipment, air conditioning equipment, electrical and lighting systems, air compressors and lines, fire protection sprinkler system, interior and exterior plumbing, sewer and septic lines, the interior of the Premises in general, pest control and extermination, down spouts, gutters, paving, paint booths, wash bays, and all other repairs maintenance and replacements that Landlord has not agreed to, including the exterior of the Premises care of landscaping and regular mowing of grass, together with ice and snow removal as appropriate to all parts of the Premises. If Tenant fails to maintain and repair the Premises as required by this Section, Landlord may, in addition to, but not to the exclusion of any other remedy provided herein, at its sole discretion, enter the Premises and perform the maintenance or repair on behalf of Tenant and Tenant shall pay Landlord, as additional Rent, immediately, upon demand for all costs incurred in performing the maintenance or repair, together with interest thereon at the rate of ten percent (10%) per annum, however Landlord shall have no duty to do so..

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(2)       Tenant shall, at Tenant’s own cost and expense, be responsible for maintaining all refrigeration, heating, ventilating, and air conditioning systems and equipment within the Premises.

(3)       Tenant shall maintain all landscaping at the Premises, including, without limitation, mowing grass, trimming shrubbery, fertilizing, weed control and undertaking actions deemed reasonably necessary by Tenant to properly maintain the health and appearance of all landscaping at the Premises and to comply with all applicable laws and regulations.

7.02       Alterations, Additions and Other Improvements. Tenant may not make any other structural alterations to the Premises or create any other openings in the roof or exterior walls of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord’s consent shall not be required for non-structural alterations, additions or improvements. Landlord’s consent shall be required for future structural alterations, additions or improvements, provided, however, that Landlord shall not unreasonably withhold such consent. Tenant shall keep the Premises and Landlord’s interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of, Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to this Lease. At the expiration or termination of this Lease, Tenant may, subject to the restrictions of Section 7.03 below, remove all items installed by Tenant except for any HVAC equipment, provided that Tenant repairs, at the time of removal of the items, in a good and workmanlike manner, any damage caused by the installation or removal. Except as otherwise specified in this Lease, Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Premises.

7.03        Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in good condition, except for ordinary wear and tear that Tenant is not otherwise obligated to remedy under any provision of this Lease. Tenant will not be obligated to repair any damage that Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or Destruction). All leasehold improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord’s property (except for Tenant’s furniture, personal property, and movable trade fixtures) and shall not be removed without Landlord’s written consent. Tenant agrees to remove, at its sole cost and expense, all of Tenant’s furniture, personal property, and fixtures, and, if directed to or permitted to do so by Landlord in writing (including, without limitation, paint booths(provided however, Tenant shall cap the venting of the paint booths and shall not be required to perform any concrete work related to the removal of the paint booths), all cabling and wiring for computer systems, telephones and the like whether located above the finished ceiling or underneath the floor), on or before the expiration of the Term or any earlier date of termination of this Lease; provided, however, when Tenant submits to Landlord Tenant’s proposed alterations for Landlord’s consent, Landlord will indicate at the time of rendering its consent thereto (if provided) as to whether such alterations would be required to be removed at the expiration of the Term, and if Landlord consents to such alterations and to Tenant’s request not to remove same upon the expiration of the Term, then Tenant shall not later be required to remove same. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal, including, without limitation, repairing of any damage or holes to the walls, ceiling or roof of the Building. Any leasehold improvements, alterations or physical additions made by or on behalf of Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant’s furniture, personal property or movable trade fixtures by the expiration of the Term or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations and other physical additions made by or on behalf of Tenant to the Premises which Landlord has in writing directed Tenant to remove (including without limitation, all cabling and wiring for computer systems, telephones and the like whether located above the finished ceiling or underneath the floor), Landlord shall have the right, on the tenth (10th) business day after Landlord’s delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such removal, storage, sale, discarding or other dealing or disposition of Tenant’s abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 7.03 shall survive the expiration or any earlier termination of this Lease.

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ARTICLE Eight
DAMAGE OR DESTRUCTION

8.01       Notice. If any buildings or other improvements situated on the Premises are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall promptly give written notice of the damage or destruction to Landlord.

8.02       Partial Damage. In the event of partial destruction or damage to the Premises which is not subject to Section 8.03, or which is subject to Section 8.03 but the applicable party (or parties) does not elect to terminate the Lease, which partial destruction or damage renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord's and Tenant’s reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure, to delays caused by Tenant, its agents, employees, representatives, contractors, successors, assigns, or licensees, and to the extent and availability of insurance proceeds, restore the Premises to substantially the same condition as existed prior to such partial damage or destruction. If Landlord fails to complete restore the Premises to substantially the same condition as existed prior to such partial damage or destruction within 210 days of the date Landlord receives all insurance proceeds available for such work from insurance policies for which Tenant is required to maintain under this Lease, then Tenant may elect to terminate this Lease upon written notice to Landlord.  Landlord and Tenant acknowledge and agree that if Tenant terminates this Lease, Landlord shall within 10 days thereafter return to Tenant any prepaid Rent received by Landlord from Tenant, and the parties will have no further rights or obligations hereunder. If the casualty occurs during the final 12 months of the initial or any Renewal Term, Landlord will not be required to rebuild or repair the damage, Landlord may, at Landlord’s option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event the Rent will be abated for the unexpired portion of the Term, effective on the date of receipt by Landlord of the written notification of the damage. Subject to the provisions of this paragraph, to the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably. Notwithstanding the foregoing, in no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, invitees, successors, assigns, or licensees.

8.03            Substantial or Total Destruction. If the Premises or any portion thereof is damaged or destroyed by any casualty against which Tenant is required to be insured hereunder, and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred eighty (180) days after the date of such damage or destruction, or if the proceeds from the insurance Tenant is required to maintain hereunder (or the amount of proceeds which would be available if the nonterminating party were carrying the insurance required of such party hereunder) are not made available to Landlord by Landlord’s lender or are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice within sixty (60) days after such damage or destruction. If neither party terminates this Lease, Landlord shall proceed with reasonable diligence, subject to force majeure, delays caused by Tenant, its agents, employees, representatives, contractors, successors, assigns, or licensees, and to the extent and availability of insurance proceeds, to rebuild and repair the building and other improvements to substantially the condition they were in before the damage. . If Landlord fails to complete restore the Premises to substantially the same condition as existed prior to such partial damage or destruction within 210 days of the date Landlord receives all insurance proceeds available for such work from insurance policies for which Tenant is required to maintain under this Lease, then Tenant may elect to terminate this Lease upon written notice to Landlord.  Landlord and Tenant acknowledge and agree that if Tenant terminates this Lease, Landlord shall within 10 days thereafter return to Tenant any prepaid Rent received by Landlord from Tenant, and the parties will have no further rights or obligations hereunder. If the casualty occurs during the final 12 months of the initial or any Renewal Term, Landlord will not be required to rebuild or repair the damage and, Landlord may, at Landlord’s option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event, subject to the provisoins of this paragraph, the Rent will be abated for the unexpired portion of the Term, effective on the date of receipt by Landlord of the written notification of the damage. Subject to the provisions of this paragraph, to the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably. Notwithstanding the foregoing, in no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, or licensees.

COMMERCIAL LEASE AGREEMENT - Page 9

8.04       Landlord’s Liability. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises under this Article. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage that Landlord is obligated to repair as a contribution towards such repair, together with any deductible amount applicable thereto, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy. In the event that Tenant collects any insurance proceeds (or would have the right to collect such proceeds if Tenant had been carrying the insurance policies required by this Lease) on account of damage or destruction to the leasehold improvements, together with any deductible amount applicable thereto and such leasehold improvements are not restored or repaired, either in whole or in part, then Tenant shall pay to Landlord an equitable portion of such insurance proceeds (or those that would have been payable to Tenant had it been carrying the insurance policies required by this Lease) together with any deductible amount applicable thereto which were not expended on the restoration of the Premises, based on the ratio between the amount that Tenant expended in connection with such leasehold improvements and the amount contributed by Landlord thereto pursuant to the other terms hereof. The terms of the foregoing sentence shall survive the termination or expiration of the Term of this Lease.

8.05       Rent after Damage or Destruction. In the event of termination of this Lease pursuant to this Article 8, then to the extent this Article allows for rent abatement, all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

ARTICLE Nine
CONDEMNATION

9.01         Substantial Condemnation. In the event the whole or substantially the whole of the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as “condemnation”), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. In the event that all or substantially all of the Premises is temporarily taken by eminent domain and such taking causes all or a substantial portion of the Premises to be unusable by Tenant for a period of one hundred eighty (180) consecutive days for the uses permitted hereunder in which Tenant was engaged at the Premises immediately prior to such temporary taking, and Tenant or Landlord, as the case may be, shows such fact to the other party to a degree of certainty reasonably acceptable to such other party, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

9.02        Partial Condemnation. In the event any portion of the Premises shall be taken by, which taking, in Landlord’s or Tenant’s reasonable and good faith judgment, is such that the Premises cannot be restored in an economically feasible manner (including, without limitation, Landlord’s lender not granting Landlord access to the compensation awarded) for the uses permitted hereunder in which Tenant was engaged at the Premises immediately prior to such temporary taking, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

COMMERCIAL LEASE AGREEMENT - Page 10

9.03       Rent after Condemnation. In the event of termination of this Lease pursuant to the provisions of Sections 9.01 or 9.02, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

9.04       Condemnation Awards. All compensation awarded or paid upon a condemnation of any portion of the Premises shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for its Leasehold interest in the Premises, loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

ARTICLE Ten
ASSIGNMENT AND SUBLETTING

10.01       Tenant may not assign this Lease or sublet the Premises or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant is entitled to sublease portions of the Premises to rental car companies and insurance companies in connection with Tenant’s business, without the consent of Landlord. No acceptance by Landlord of any Rent or any other sum of money from any assignee, subtenant or other transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, mortgage, pledge, encumbrance or other transfer. Tenant acknowledges and agrees that any consent by Landlord pursuant to this Article 10 shall not be deemed to be a consent to any subsequent assignment, sublease, mortgage, pledge, encumbrance or any other agreement or other action to which Landlord’s consent is required, whether or not such consent by Landlord shall expressly limit the application thereof to the consent then being given. Any attempted assignment, mortgage, pledge, encumbrance or other transfer or sublease by Tenant in violation of the terms and provisions of this Article 10 shall be void and shall constitute a material breach of this Lease. In no event shall any assignment, subletting, mortgage, pledge, encumbrance or other transfer, whether or not with Landlord’s consent, relieve the transferring Tenant of its primary liability under this Lease for the entire Term, and such Tenant shall in no way be released from the full and complete performance of all the terms hereof. Any assignment or subletting will be expressly subject to all terms and provisions of this Lease. Tenant shall not assign Tenant’s rights under this Lease or sublet the Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease jointly and severally with Tenant. If an event of default occurs while the Premises is assigned or sublet, Landlord may, at Landlord’s option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease. Notwithstanding the foregoing, and for the avoidance of doubt, Landlord’s consent shall not be required with respect to (a) any assignment of this Lease or sublease or all of any part of the Premises to a direct or indirect parent, subsidiary, affiliate or similarly related entity, (b) a merger, acquisition, or consolidation involving Tenant or any direct or indirect parent or affiliate of Tenant regardless of whether Tenant or such parent or affiliate is the surviving entity, or (c) any assignment of this Lease in connection with the sale of all or substantially all of the assets of Tenant. An “affiliate” is defined as any entity controlled by Tenant, that controls Tenant, or that is under common control with Tenant.

COMMERCIAL LEASE AGREEMENT - Page 11

ARTICLE Eleven
DEFAULT AND REMEDIES

11.01       Default. Each of the following events is an event of default under this Lease:

A.       Failure of Parent and/or Tenant to pay any installment of the Rent when due. Failure Parent and/or Tenant to pay any other sum payable to Landlord under this Lease where such failure continues for a period of five (5) days after Tenant’s receipt of Landlord’s written notice of such failure.

B.       Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of 30 days after Landlord delivers written notice of the failure to Tenant (or other longer period of time if reasonably required to cure such failure);

C.       If Tenant (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (v) files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”); a receiver or trustee is appointed for Tenant or its property, the interest of Tenant under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant under applicable bankruptcy law, or any action is taken to reorganize or modify Tenant’s capital structure (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

D.       If Tenant dissolves or liquidates or otherwise fails to maintain its corporate structure.

E.       The abandonment or vacating of the Premises by Tenant, which shall be conclusively presumed if, for any two or more consecutive weeks after the Commencement Date, Tenant fails to maintain staff at the Premises for at least thirty (30) hours per week, unless the Premises shall be uninhabitable due to damage or partial or complete destruction or condemnation of the Premises.

11.02       Remedies. Upon the occurrence of any default by Tenant specified in Section 11.01 hereof or other default of Tenant, Landlord, at its option, may in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth below:

A.       Termination. Landlord may terminate this Lease with respect to, at Landlord’s option, all or any portion of the Premises by written notice to Tenant, in which event Tenant shall immediately surrender the Premises or the applicable portion thereof to Landlord, and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof by force if necessary, without being liable for prosecution or any claim of damages therefor. Upon any such termination, Tenant shall be and remain liable for all obligations of Tenant arising or accruing under this Lease prior to the time of termination and, in addition thereto, for the amounts provided for in Section 11.02(D) hereof.

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B.       Terminate Possession. Landlord may terminate Tenant’s right of possession with respect to, at Landlord’s option, all or any portion of the Premises (without terminating this Lease), by written notice to Tenant specifying the date of termination in such notice, and, on or after such date, enter upon and take possession of the Premises or the applicable portion thereof and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry (by force if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution of any claim of damages therefor, and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s reasonable judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease term under this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement, or by private negotiations, and receive the rent therefor. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any reasonable costs and expenses incurred by Landlord in connection with any such reletting, including reasonable attorneys’ fees (collectively, “Reletting Costs”); third, to the payment of Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month are less than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. If such rentals and the sums received from such reletting during any month shall be more than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall have no right to, and shall receive no credit for, the excess. No such reentry or taking of possession of the Premises by Landlord (whether through entry, dispossessory suit or otherwise) shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time elect by written notice to Tenant to terminate this Lease for such previous event of default.

C.       Entry. Landlord may enter upon the Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees, which Landlord may actually incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages from such action.

D.       Acceleration. If this Lease is terminated by Landlord with respect to, at Landlord’s option, all or any portion of the Premises as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately the excess of (a) the entire amount of Rent and other charges and assessments which in Landlord’s reasonable determination would become due and payable during the remainder of the Lease Term with respect to the applicable portion of the Premises (determined as though the Lease has not been terminated) discounted to present value by using a discount factor of five percent (5%) over (b) the then fair market rental value of the applicable portion of the Premises for the remainder of the Lease term discounted to present value by using a discount factor of five percent (5%) per annum. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to Landlord’s reasonable estimate of Reletting Costs, at Landlord’s address as provided herein. If Landlord exercises its rights under this Section 11.02(D), Landlord and Tenant agree that the payment of the aforesaid accelerated amount and Reletting Costs shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

E.       Self-Help. Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord, or incurred by Landlord in effecting such performance or other act, and all necessary incidental costs, together with interest thereon at the Interest Rate (as defined herein), from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to timely pay any such sums.

F.       No re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Pursuit of any of the remedies set forth in this Article will not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Pursuit of any one of the remedies will not preclude pursuit by Landlord of any of the other remedies provided in this Lease.

COMMERCIAL LEASE AGREEMENT - Page 13

G.       Interest. Any monetary sums expended by Landlord on behalf of Tenant shall bear interest at the rate of ten percent (10%) per annum (the “Interest Rate”) until repaid in full to Landlord.

H.        Cumulative Remedies. Each and every right or remedy herein conferred upon or reserved to Landlord shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

11.03       Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord’s obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord will not be in default under this Lease unless Landlord (or the ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within 15 days after receipt of Tenant’s notice or other longer period of time if reasonably required to cure such failure, provided that Landlord commences such cure within such 15 day period and diligently pursues the same to completion.

11.04       Landlord Default. If Landlord should be in default in the performance of any of its obligations under this Lease or that certain Exclusive Commercial Patent License Agreement executed by Landlord and Tenant of even date (the “License Agreement”), which default continues for a period of more than 30 days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than 30 days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such 30 day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, at its option, upon written notice, terminate this Lease and the License Agreement or incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the Rent or other charges next becoming due.

ARTICLE Twelve
SUBORDINATION and ESTOPPEL

12.01       Subordination and Attornment. It shall be a condition precedent to the effectiveness of the Lease that Landlord obtain a mutually acceptable executed Subordination, Non-Disturbance and Attornment Agreement from all parties holding a mortgage or other interest in the Premises. Landlord may subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord’s right to subordinate is subject to Landlord providing Tenant with a written Subordination, Non-Disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Premises during the Term will not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize the transferee or successor as Landlord under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease will be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof.

12.02       Estoppel Certificates. Upon Landlord’s or Tenant’s written request, the other party shall execute and deliver to such party a written statement certifying: (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the Lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why); (6) that the Tenant has no claim against the Landlord under the Lease and has no defense or right of offset against collection of Rent or other charges accruing under the Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any security deposits and other deposits, if any; and (9) the identity and address of any guarantor of the Lease, if any. Tenant or Landlord, as the case may be, shall deliver the statement to the other party within 10 days after the other party’s request. Landlord may forward any such statement to any prospective purchaser or lender of the Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.

COMMERCIAL LEASE AGREEMENT - Page 14

12.03       Tenant Financing. Tenant shall have the right from time to time during the Term and without Landlord’s further approval, to grant and assign to Tenant’s lenders a security interest in Tenant’s interest in this Lease and in any trade fixtures, furniture, supplies, business equipment (except as hereinafter limited), inventory, trademarked items, signs, and other removable personal property installed in or on the Premises by Tenant at its expense or owned by Tenant (collectively, the “Tenant’s Property”) at or after the Commencement Date so long as no such liens are placed on the Premises, Equipment or Fixtures. Landlord agrees to execute any confirmations, certificates and other documents as Tenant’s lenders may reasonably request in connection with any financing. Such documents may include the right for Tenant’s lenders to enter the Premises prior to or within a reasonable time after the termination of the Lease to remove or conduct a sale of Tenant’s Property. For purposes of clarification, Tenant’s Property does not include any Property leased hereunder, nor does it include any modifications, replacements or attachments, the removal thereof which would damage or inhibit the operation of the related equipment.

12.04       Subordination of Landlord’s Lien. Landlord hereby subordinates any contractual, statutory or other Landlord’s lien in Tenant’s Property or in Tenant’s interest created by this Lease to that of any lender providing financing to Tenant.

ARTICLE Thirteen
ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

13.01       Tenant’s Compliance with Environmental Laws. Tenant, at Tenant’s expense, shall comply in all material respects with all applicable Environmental Laws (defined below) with respect to the use or occupancy of the Premises and with all recorded covenants, conditions and restrictions pertaining to such Environmental Laws. Promptly after the Effective Date, Tenant, at Tenant’s sole cost and expense, will cause to be performed an environmental assessment of the existing environmental condition of the Premises. Tenant shall deliver a copy of any such completed environmental assessment report to Landlord promptly after Tenant’s receipt of such report. If the environmental assessment report (the “Report”) discloses the presence of any Hazardous Materials which (i) are in violation of any applicable environmental Laws; or (ii) describes any asbestos containing materials (“ACM”) which will be disturbed by any alterations proposed by Tenant during the Term, then Tenant may cancel this lease per Section 2.01 or Tenant may, at its sole cost and expense, promptly remove, abate, remediate, or enclose or encapsulate all of such Hazardous Materials in accordance with all applicable laws. Notwithstanding the foregoing, if any design, or the function of any alterations will be adversely affected (or the cost of performing the alterations is materially increased) by the enclosure or encapsulation of any ACM, Tenant shall completely remove the ACM from the Premises. If Tenant using its best efforts is unable to complete such actions within fifty (50) days of its receipt of the Report, then no later than the date which is sixty (60) days from the date Tenant has received the report, Tenant may immediately terminate the Lease as its sole remedy and neither party shall have any further obligation hereunder whatsoever. If Tenant terminates this Lease in accordance with this Section 13.01, Landlord shall within 10 days thereafter return to Tenant any prepaid rental received by Landlord from Tenant. Time is of the essence in regard to Landlord’s performance of such work in advance of any alterations to be performed by Tenant. In the event Tenant shall fail to terminate the Lease within the time periods set forth in this Section 13.01, Tenant shall be deemed to have waived the requirements of this Section 13.01 and this Lease shall remain in full force and effect.

13.02       Tenant’s Indemnification. Tenant shall not cause or permit any Hazardous Materials (defined below) to be brought upon, stored or used in or about the Premises by Tenant, its agents, employees, contractors or invitees in material violation of applicable Environmental Laws. If during the Lease Term, Hazardous Materials shall be released onto the Premises or in the event the Premises shall become contaminated, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, sums paid in settlements of claims, reasonable attorneys’ fees, court costs, consultant fees, and expert fees, that arise during or after the Term as a result of such release or contamination. Without limiting the generality of the foregoing, the indemnification provided by this Section 13.02 will specifically cover all costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Environmental Law. Tenant shall not be responsible or liable to Landlord for the presence or release of or contamination by Hazardous Materials on or under the Premises during the Term to the extent the same is caused by the Landlord or Landlord’s agents, employees, contractors or invitees.

COMMERCIAL LEASE AGREEMENT - Page 15

13.03        Landlord’s Representations and Warranties. Landlord represents and warrants that to its knowledge:: (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Premises to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no major leak (more than a gallon), spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Premises to date which requires investigation or any clean-up, remedial work, removal or restoration pursuant to Environmental Laws.

13.04       Landlord’s Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, sums paid in settlements of claims, attorneys’ fees, court costs, consultant fees, and expert fees, which relate to or arise from the release of or contamination by Hazardous Materials on or under the Premises, arising or occurring, after Commencement Date of this lease to the extent caused by Landlord, its agents, employees, contractors or invitees. Landlord shall not be responsible or liable to Tenant for the presence or release of or contamination by Hazardous Materials on or under the Premises during the Term to the extent not caused by Landlord, its agents, employees, contractors or invitees.

13.05       Definition. For purposes of this Lease, the term “Hazardous Materials” means any substance, material, ACM or waste as to which liability or standards of conduct are imposed under Environmental Law, including petroleum. For the purposes of this Lease, the term “Environmental Laws” means any Federal, State or local law, regulation, ordinance, or similar provision having the force or effect of law and all governmental orders relating to pollution, protection of the environment, or public or worker health and safety (as it relates to exposure to Hazardous Materials), whenever in effect.

13.06       Survival. The representations and indemnities contained in this Article Thirteen will survive the expiration or termination of this Lease.

ARTICLE FOURTEEN
WAIVER AND INDEMNIFICATION

14.01       Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Premises or arising out of Tenant’s use of the Premises except to the extent any such loss, damage, injury or death is caused by willful misconduct of Landlord, or Landlord’s employees or agents within the scope of their employment or agency. Tenant shall and hereby agrees to, indemnify and hold Landlord harmless from any loss or damage to any property or injury to, or death of, any person that occurs in the Premises, or arises out of the Tanat’s use of the Premises except to the extent any such loss, damage, injury or death is caused by the willful misconduct of Landlord, or Landlord’s employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such loss, damage, injury or death. Without limiting the generality of the foregoing, the aforesaid waiver shall apply to any injury to persons or property: (a) occurring in, upon, or about the Premises as a result of the condition or design of, or any defect in, the improvements located thereon; and (b) caused by persons in the Premises, and Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, that occurs within the Premises resulting from the condition of the improvements located on the Premises or its use of the same. The provisions of this Article 14 shall survive the expiration of the Term or the termination of this Lease.

COMMERCIAL LEASE AGREEMENT - Page 16

ARTICLE FIFTEEEN

BROKERAGE

15.01       Brokerage. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith.

ARTICLE SIXTEEN

NOTICES

16.01        All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, “notices”) shall be deemed given, whether actually received or not, when dispatched for local hand delivery or one (1) business day after deposited for delivery by air or next-day express courier (with signed receipts) to the other party, or on the second business day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The time period for any action or response to any notice shall begin upon actual receipt of such notice (with receipt of a facsimile copy not constituting receipt for purposes of commencing any such period), with rejection or other refusal, or inability to deliver, being deemed receipt. The addresses of the parties for notices shall be the addresses set forth in Article 1 hereof, or such other address subsequently specified by each party in notices given pursuant to this Article. In the event that Tenant specifies the Premises as its address for notices in accordance with the preceding sentence, then notices delivered to the Premises (and tacked thereto if Tenant is not in occupancy thereof at the time of delivery), whether or not Tenant is in occupancy thereof, shall be deemed to have been effectively given in accordance with the terms of this Lease.

ARTICLE SEVENTEEN

BANKRUPTCY

17.01       Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant (or its Parent} as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

A.       If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance reasonably acceptable to Landlord, confirming such assumption.

COMMERCIAL LEASE AGREEMENT - Page 17

B.       The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) the Trustee or any proposed assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to three (3) months' Rent accruing under the Lease; (ii) any proposed assignee of the Lease shall provide to Landlord an audited financial statement, dated no earlier than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months’ Rent accruing under the Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under the Lease, which guarantor shall provide an audited financial statement meeting the requirements of (ii) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (iii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Premises. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

C.       The parties agree that for the purposes of the Bankruptcy Code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word “promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss," the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the Interest Rate on all unpaid Rent, all reasonable attorneys' fees and all related and documented costs of Landlord incurred in connection with any default of Tenant in connection with Tenant' s bankruptcy proceeding.

aRTICLE eIGHTEEN

TENANT OPTION TO PURCHASE

18.01        Memorandum. Not sooner than the Effective Date, a memorandum of this Lease Agreement, setting forth the essential terms thereof, may be recorded in the public records by either Party, at the cost and expense of such requesting Party. The content and form of such Memorandum shall include the length of the Term and the Option. In no event shall monetary/economic terms be included in the memorandum.

18.02       Option to Purchase Assets of Landlord. Provided Tenant is not then in material default under any obligations hereunder, Tenant may, by written notice given to Landlord during any year of the Term, but not later than ninety days (180) days prior to the expiration of the Term, purchase substantially all of the assets of Landlord by giving Landlord notice of its intent to purchase substantially all of the assets of Landlord. The terms and conditions of the option and sale (the “Option”) shall be as set forth in Exhibit B attached hereto and incorporated herein by reference. Additional Obligated Party, as one of the shareholders of Landlord who will be materially benefitted by Tenant’s performance hereunder, hereby agrees to be bound to certain provisions of the Option as set forth in in the Option.

COMMERCIAL LEASE AGREEMENT - Page 18

ARTICLE NINETEEN

MISCELLANEOUS

19.01 Quiet Enjoyment. Landlord covenants and agrees that, so long as Tenant is not in default hereunder, Landlord shall not interfere with Tenant’s quiet and peaceful possession of the Premises. Landlord shall take no action that will interfere with Tenant’s intended usage of the Premises. Landlord shall cooperate and provide assistance to Tenant in obtaining certificates of occupancy, building permits, sign permits, variances, and any other governmental approvals Tenant may require in order to operate the Premises in accordance with the Permitted Use, at Tenant’s sole cost. Landlord hereby covenants not to undertake any action to change or permit any change in the zoning classification of the Premises which would materially interfere with or adversely impact the Permitted Use of the Premises without the prior written consent of Tenant, which such consent shall not be unreasonably withheld.

19.02       Force Majeure. If performance by Landlord or Tenant of any term, condition or covenant in this Lease (other than the payment of Rent or any other sum due and owing) is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord or Tenant, as applicable, the period for performance of the term, condition or covenant will be extended for a period equal to the period Landlord or Tenant, as applicable, is so delayed or prevented. Force Majeure shall not excuse or delay Tenant’s obligation to pay Rent or any other amount due under this Lease.

19.03 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular, and the masculine, feminine and neuter genders will each include the other.

19.04       Waivers. All waivers to provisions of this Lease must be in writing and signed by the waiving party. Landlord’s delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent will not be a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.

19.05       Severability. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable will not cancel or invalidate the remainder of that provision or this Lease, which will remain in full force and effect. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

19.06       Exhibits; Entire Agreement; Amendments. Each of the exhibits attached hereto, and each of the terms and provisions set forth therein, are hereby incorporated herein, and shall be deemed to a part of this Lease as if fully set forth herein. This Lease and the exhibits attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease, it being acknowledged that this Lease is a full and final integration of the agreement of the parties hereto. Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises, the Building, the parking facilities, the Land, or any other portions of the Premises except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed by both parties hereto.

19.07       OFAC Compliance. Each of the Landlord and Tenant represents and warrants to the other party that such party is currently in compliance with and shall at times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

19.08       Authority. Tenant represents and warrants that Tenant has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions

19.09       Attorneys’ Fees. If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease, it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys’ fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

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19.10       Survival. All obligations of any party to this Lease that are not fulfilled at the expiration or the termination of this Lease will survive such expiration or termination as continuing obligations of the party.

19.11       Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto.

19.12       Landlord Representations, Warranties and Covenants. Landlord warrants, represents and covenants that as of the Effective Date and throughout the Term of this Lease (including any extension terms granted hereunder) each of the following representations and warranties is and will be true and correct: (a) Landlord is the sole owner in fee simple absolute of the Premises; (b) Landlord has good and marketable fee simple title to the Premises except taxes not yet due and payable and other exceptions to title which have been disclosed in writing to Tenant; (c) Landlord will defend title to the Premises, and will indemnify Tenant against any damage and expense which Tenant may suffer by reason of any lien, encumbrance, restriction or defect in the title or description herein of the Premises; (d) Landlord has full right and power to execute this Lease and to lease the Premises for the term of this Lease (including any extension terms granted hereunder); (e) Landlord is a duly constituted and validly existing “S” Corporation and has the full power and authority to carry out the transactions contemplated in this Lease; (f) all company and other proceedings required to be taken on the part of Landlord to authorize Landlord to execute and deliver this Lease and to consummate the transaction contemplated have been duly and validly taken; (g) the execution, delivery and performance of the Lease will not conflict in any way with the applicable company documents, and will not conflict or result in a breach or default under any note, lease, mortgage, indenture, contract or commitment to which Landlord is a party or by which Landlord may be bound; (h) there are no pending or threatened lawsuits or administrative actions of any nature which in any way affect title to the Premises, and the Premises are located, affect in any way the organization or solvency of Landlord, or in any way affect the validity and enforceability of this Lease, or in any way affect the rights of Tenant under the terms of this Lease; (i) Landlord is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of distributing such Shares or selling, transferring or otherwise disposing of such Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America; (j) Landlord is fully aware of the restrictions on sale, transferability and assignment of the Shares, and that it must bear the economic risk of retaining ownership of such securities for an indefinite period of time; (k) Landlord is aware that the Shares will not be registered under the Securities Act; (l) intentionally omitted ; (m) Landlord is experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Lease; (n) Landlord understands that its acquisition of the Shares is a speculative investment, and Landlord is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof; (o) to Landlord’s knowledge there are no structural deficiencies or latent affecting any of the improvements located on the Premises (the “Improvements”) and to Landlord’s knowledge there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Improvements or any portion thereof; (p) to Landlord’s knowledge there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any of the Premises or any portion thereof or interest therein; (q) there is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or to Landlord’s knowledge threatened, relating to the ownership, lease, use or occupancy of the Premises or any portion thereof; (r) the Premises are currently zoned “Heavy Manufacturing___” under the zoning ordinances of Wausau, Wisconsin; (s) to Landlord’s knowledge there is no pending or anticipated change in any zoning or land use laws that will materially impair the development, construction, operation or use of any Premises or any portion thereof in the operation of the Business as the Property is currently being used; (t) to Landlord’s knowledge the Premises is in compliance with all Legal Requirements, including all applicable building, zoning, comprehensive planning, subdivision, health and safety and other land use laws, regulations, ordinances and rules, and all insurance requirements affecting the Property (collectively, the “Real Property Laws”), and the current use, operation and occupancy of the Premises, including the use, occupancy and operation of the Business, does not violate any Real Property Laws; (u) the Landlord has not received any notice of violation of any Real Property Law and Landlord has no knowledge of any basis for the issuance of any such notice or the taking of any action for such violation; (v) to Landlord’s knowledge, there is no pending or anticipated change in any Real Property Law that will have a material adverse effect on the ownership, operation, development, construction, lease, use or occupancy of the Premises in the operation of the Business, or otherwise as it is currently being used (or any portion thereof); (w) all water, oil, gas, electrical, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Premises have been installed and are operational; (x) to Landlord’s knowledge all permits which are required or appropriate to use or occupy the Premises by Tenant and for the Tenant to operate, construct and develop the Business on the Premises have been issued and are in full force and effect; (y) Landlord has not received any notice from any governmental body or other entity having jurisdiction over the Premises threatening a suspension, revocation, modification or cancellation of any governmental authorization, consent, approval or permit and to Landlord’s knowledge there is no basis for the issuance of any such notice or the taking of any such action; (z) there are no known taxes, assessments, fees, special assessments, impact fees, charges or similar costs or expenses imposed by any governmental body, association or other entity having jurisdiction over the Premises with respect to the Premises or portion thereof which are delinquent; (aa) the Premises has legal access to a public right-of-way; (bb) to Landlord’s knowledge there are no easements, rights of way, reservations of gas, timber, mineral rights, leases or other liens located on or asserted against the Premises except recorded easements; (cc) during the term Landlord shall not grant, convey, dispose of, sell, encumber, assign or transfer any interest in the Premises, including but not limited to any contract, option, lease, easement, or other agreement granting any interest whatsoever in the Premises, without the prior written consent of Tenant that should not withheld unreasonably; (dd) to Landlord’s knowledge the Improvements are in working condition and suitable for the operation of the Business; (ee) to Landlord’s knowledge all electrical, heating, air conditioning, plumbing and mechanical fixtures and systems located on the Premises are in good working order and condition, reasonable wear and tear excepted.

COMMERCIAL LEASE AGREEMENT - Page 20

19.13       Tenant and Guarantor, Warranties and Covenant Tenant and Guarantor warrant, represent and covenant that as of the Effective Date and throughout the Term of this Lease (including any extension terms granted hereunder) each of the following representations and warranties is and will be true and correct: (a) Tenant, has full right and power to execute this Lease and to lease the Premises for the term of this Lease (including any extension terms granted hereunder); (b) Tenant is a duly constituted and validly existing “Limited Liability Corporation” and has the full power and authority to carry out the transactions contemplated in this Lease; (c) all company and other proceedings required to be taken on the part of Tenant to authorize Tenant to execute and deliver this Lease and to consummate the transaction contemplated have been duly and validly taken; (d) the execution, delivery and performance of the Lease will not conflict in any way with the applicable company documents, and will not conflict or result in a breach or default under any note, lease, mortgage, indenture, contract or commitment to which Tenant, and its Guarantor is a party or by which either may be bound; (e) there are no pending or threatened lawsuits or administrative actions of any nature which in any way affect in any way the organization or solvency of Tenant, and its Guarantor, or in any way affect the validity and enforceability of this Lease, or in any way affect the rights of Landlord under the terms of this Lease; (f) Guarantor, has full right and power to execute the guaranty of this Lease; (g) Guarantor, is a duly constituted and validly existing ” Corporation” and has the full power and authority to enter into the guaranty of this lease; (h) all company and other proceedings required to be taken on the part of Guarantor to authorize Guarantor to give its guaranty have been duly and validly taken; (i) the execution, delivery and performance of the Guaranty will not conflict in any way with the applicable company documents, and will not conflict or result in a breach or default under any note, lease, mortgage, indenture, contract or commitment to which Guarantor is a party or by which it may be bound; (j) there are no pending or known threatened lawsuits or administrative actions of any nature which in any way affect in any way the organization or solvency of Guarantor,, or in any way affect the validity and enforceability of its Guaranty, or in any way affect the rights of Landlord to enforce such Guaranty given of the terms of this Lease.

19.14       Time of Essence. Time is of the essence of this Lease.

COMMERCIAL LEASE AGREEMENT - Page 21

19.15      Non-Competition and Non-Solicitation.

A.        During the Term, and in the event Tenant shall exercise the Option, for a period of five years from the date Tenant shall close on the purchase upon exercise the Option, neither Landlord nor Additional Obligated Party will directly or indirectly, within the United States of America, for themselves or on behalf of, or in conjunction with, any other person, company, firm, partnership, association, corporation or business or organization, entity or enterprise be employed in any capacity by, or own, operate, manage or control, a business which is competitive with the Permitted Use; provided, however, the forgoing non-competition provision shall not prevent Additional Obligated Party from making a passive, minority equity investment in, or providing senior or mezzanine debt financing to, a business that is competitive with the Permitted Use.

B.       During the Term, and in the event Tenant shall close on the purchase upon exercise the Option, for a period of five years from the date Tenant shall exercise the Option, neither Landlord nor Additional Obligated Party shall, for themselves or on behalf of, or in conjunction with, any other person, company, firm, partnership, association, corporation or business or organization, entity or enterprise, solicit or attempt to solicit business from any third party which was a customer or prospective customer of the Landlord within two (2) years prior to the date of this Agreement with a view to sell or provide any products or services competitive with the Permitted Use.

C.       During the Term, and in the event Tenant shall close on the purchase upon exercise the Option, for a period of five years from the date Tenant shall exercise the Option, neither Landlord nor Additional Obligated Party will, for any reason whatsoever, employ or attempt to employ or assist anyone else in employing any employee of the Tenant or Parent (whether or not such employment is full-time or is pursuant to a written contract with the Company or Parent).

D.       In the event the enforceability of any of the terms of this Section 19.15 shall be challenged in a court of competent jurisdiction and either Landlord or Additional Obligated Party are not enjoined from breaching any of this Agreement, then if such court finds that the challenged covenant is enforceable, the applicable time periods of the applicable covenant set forth herein shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the applicable covenant until the dispute is finally resolved and all periods of appeal have expired.

E.       Landlord and Additional Obligated Party acknowledge that their breach of any of the provisions contained in this section 19.15 could result in irreparable damage and injury to the Tenant and Parent, which injury could not be adequately compensated by money damages or other legal remedies. Accordingly, in the event of such a breach of any of the provisions of this Section 19.15, in addition to, and not in limitation of, any remedies which may be available to the Tenant or Parent, the Tenant and Parent may seek equitable relief against Landlord and Additional Obligated Party for such breaches, including, without limitations, an injunction or an order for a specific performance. If Tenant or Parent seek to enjoin Landlord or Additional Obligated Party from breaching any such provision of this paragraph, Landlord and Additional Obligated Party hereby waive the defense that Tenant or Parent have or will then have an adequate remedy at law. Nothing in this paragraph shall be deemed to limit Tenant or Parent’s remedies at law or equity for any breach by Landlord or Additional Obligated Party of any provision of this Section 19.15 which may be pursued or availed by Tenant or Parent.

F.       This Paragraph 19.15 will be governed by and construed under the laws of the State of Georgia without regard to conflicts-of-laws principles that would require the application of any other law.

COMMERCIAL LEASE AGREEMENT - Page 22

ARTICLE Twenty
EXHIBITS AND ADDENDA

20.01    Exhibits and Addenda. Any exhibit or addendum attached to this Lease is incorporated as a part of this Lease for all purposes. Any term not specifically defined in the Addenda will have the same meaning given to it in the body of this Lease. To the extent any provisions in the body of this Lease conflict with the Addenda, the Addenda will control. The exhibits and addenda attached to this Lease are:

Exhibit A Exhibit B	Legal Description of the Premises Option to Purchase Assets from Landlord

(See following page for execution signatures)

COMMERCIAL LEASE AGREEMENT - Page 23

EXECUTED as of the Effective Date

LANDLORD:

AMERICAN SCIENCE AND TECHNOLOGY CORPORATION

By:
Ali Manesh, President

Date:

ADDITIONAL OBLIGATED PARTY AS TO SECTIONS 18.02 AND 18.02 AND 19.15 ONLY:

ALI MANESH

By:
Ali Manesh, Individually

Date:

TENANT:

MERIDIAN INNOVATIONS, LLC

By:
Jeffrey S. Cosman, Manager

Date:

GUARANTEE

Meridian Waste Solutions, Inc. as parent corporation of Tenant and to induce Landlord to enter into the above lease with full authority to execute and deliver this document hereby irrevocably and unconditionally guarantees each and every obligation of Tenant under the above lease including any and all costs, damages, and expenses including legal fees incurred by Landlord in connection with the lease or this guarantee and any modifications or extensions of the lease or this guarantee.

MERIDIAN WASTE SOLUTION, INC.

By:

Date:

COMMERCIAL LEASE AGREEMENT - Page 24

exhibit A

LEGAL DESCRIPTION OF THE PREMISES

To be provided before 12-31-2017

EXHIBIT A – LEGAL DESCRIPTION

exhibit b

OPTION TO PURCHASE ASSETS FROM LANDLORD

EXHIBIT B – OPTION TO PURCHASE ASSETS OF LANDLORD